As filed with the Securities and Exchange Commission on December 17, 2015

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICTV BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

5961 (Primary Standard Industrial Classification Code Number)
76-0621102
(I.R.S. Employer Identification Number)

489 Devon Park Drive, Suite 315
Wayne, PA 19087 484-598-2300
(Address and telephone number of principal executive offices)

Richard Ransom, President
489 Devon Park Drive, Suite 315
Wayne, PA 19087 484-598-2313
(Name, address and telephone number of agent for service)

copy to:

Gerald W. Gritter, Esq.
Levinson, Gritter & DiGiore LLP
120 E. Palmetto Park Road, Suite 425
Boca Raton, FL 33432
561-391-8899

Promptly following the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer       .

Accelerated filer       .

Non-accelerated filer       .

Smaller Reporting Company   X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock (1)	3,333,334	$.246	$820,000	$82.57

(1) In accordance with Rule 457(c), the registration fee is calculated based upon the average of the high and low prices as of December 11, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ICTV BRANDS, INC.

3,333,334 Shares of Common Stock offered by certain Selling Shareholders

To be sold in the market or in one or more private transactions

_____________________________________________________________________________________

We are registering the resale of 3,333,334 shares of our common stock which were previously issued to certain shareholders in private transactions.  As a result, the proceeds from sale of those 3,333,334 shares will not be received by us.  The shares being offered by the selling shareholders will be sold by them from time to time either in the market or in one or more private transactions.

Our common stock is traded in the OTCQX marketplace under the symbol ICTV and on the Canadian Securities Exchange under the symbol ITV.

Investing in our Common Stock involves risks that are described in the "RISK FACTORS" section of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 17, 2015

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ICTV Brands, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Until *, 2016 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	1
Use of Proceeds	1
Selling Shareholders	1
Plan of Distribution	2
Information with respect to ICTV Brands Inc.	2
Incorporation of Certain Information by Reference	2
Legal Matters	3
Experts	3

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights key aspects of our business that are described more fully elsewhere in this prospectus. This summary does not contain all of the information which you should consider before making an investment decision. You should read this entire prospectus carefully, including "Risk Factors" and the consolidated financial statements and the notes to the consolidated financial statements included elsewhere in this prospectus. In this prospectus, "we," "us," "our," "ours," “ICTV” and "the Company" refer to ICTV Brands Inc.

The Company

We are a direct response marketing and branding company focused on the health, wellness and beauty sector.  We develop, market and sell products through long-form infomercials which we produce, short-form advertising spots, live home shopping television, specialty outlets, online shopping, third party international distributors and traditional retail stores. We offer primarily health, beauty and wellness products as well as various consumer products, including DermaWandTM, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture, DermaVital®, a professional quality skin care line that effects superior hydration, the CoralActives® brand of acne treatment and skin cleansing products, and Derma Brilliance®, a skin care resurfacing device that helps reduce visible signs of aging, JidueTM, a facial massager device which helps alleviate stress, and Good Planet Super SolutionTM, a multi-use cleaning agent.  We acquire the rights to our products that we market primarily via licensing agreements, acquisition and in-house development and sell both domestically and internationally.

We are a Nevada corporation, and our headquarters are located at 489 Devon Park Drive, Suite 315, Wayne, PA 19087.

The Offering

This prospectus offers for sale 3,333,334 shares of our common stock held by certain shareholders (the “Selling Shareholders”).  In October 2015, we raised $1,000,000 in additional working capital in a private offering to the Selling Shareholders.  In connection with the private offering, we agreed to register the shares for resale in order to allow the Selling Shareholders to sell their shares in the market or in one or more private sales.  Those shares are being offered hereby on behalf of the Selling Shareholders.

RISK FACTORS

Prospective purchasers of the shares offered by this prospectus should consider the risks inherent in investing in the Company.  The primary risk factors involved in the Company’s business are presented under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 19, 2015, and incorporated into this prospectus by reference.

USE OF PROCEEDS

The proceeds from the shares being offered by the Selling Shareholders will be retained by those shareholders, and will not be received by us.

SELLING SHAREHOLDERS

We are registering for resale 3,333,334 shares of our common stock which were issued by us to the Selling Shareholders listed below in a private offering.  None of the Selling Shareholders have held any position or office with us, or have had any other material relationship with us, or our predecessors or affiliates, during the past three years.

Name	Shares Presently Held	Shares Offered Hereby	Shares Owned After the Completion of the Offering	% Owned after the Completion of the Offering
Sandra F. Pessin	2,166,667	2,166,667	-	-
Brian L. Pessin	1,482,631	333,333	1,149,298	4.1%
Michael Cahr	433,334	333,334	100,000	0.4%
Edwin A. Levy[1]	697,818	333,333	364,485	1.3%
Robert A. Ayerle	465,867	166,667	299,200	1.1%

1.Mr. Levy is a registered broker-dealer.  As such, he is considered an underwriter in connection with the resale of his shares.

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PLAN OF DISTRIBUTION

The shares will be sold by the Selling Shareholders from time to time either in the market or in one or more private transactions, and we will not receive the proceeds from those sales.  As to the shares being registered for sale by Edwin A. Levy, he will be considered an underwriter in connection with the sale of those shares.

INFORMATION WITH RESPECT TO ICTV BRANDS INC.

Description of Business and Properties.  The description of our business and properties is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2014.  See “Incorporation of Certain Information by Reference,” below.

Legal Proceedings.  We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding. Further, our officers and directors know of no legal proceedings against us or our property contemplated by any governmental authority.

Market Price of and Dividends on our Common Stock and Related Stockholder Matters.  Information regarding the market for our common stock, our dividend history, and common stock authorized for issuance under  equity compensation plans is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2014.  See “Incorporation of Certain Information by Reference,” below.  As of December 14, 2015, we estimate that our shares are held by approximately 300 persons.  The range of reported high and reported low bid prices per share for our common stock for each fiscal quarter within the last two fiscal years, as reported by Yahoo Finance is set forth below.  These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Quarter Ended	High	Low

September 30, 2015	.59	.40
June 30, 2015	.69	.50
March 31, 2015	.78	.43
December 31, 2014	.77	.60
September 30, 2014	.93	.51
June 30, 2014	.90	.49
March 31, 2014	1.08	.65
December 31, 2013	.90	.22

As of December 14, 2015, the closing price of our common stock was $0.258 per share.

Financial Statements.  Our audited financial statements as of and for the years ended December 31, 2014 and 2013, and our unaudited financial statements as of and for the quarter and the nine month period ended September 30, 2015, are incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, and our Quarterly Report on Form 10-Q for the period ended September 30, 2015.  See “Incorporation of Certain Information by Reference,” below.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.  Management’s discussion and analysis of financial condition and results of operations is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, and our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2015.  See “Incorporation of Certain Information by Reference,” below.

Directors and Executive Officers, Executive Compensation, Corporate Governance, Stock Ownership and Related Transactions.  Information regarding our directors and executive officers, executive compensation, corporate governance, stock ownership and transactions with related parties is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2014.  See “Incorporation of Certain Information by Reference,” below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are subject to the information and periodic reporting requirements under Section 12(g) of the Securities Exchange Act. Accordingly, we file Annual Reports, Quarterly Reports, and Current Reports with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, respectively.  Any document we file may be read and copied at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information about the public reference room.  We are an electronic filer, and the Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  Our reports are also available for review on our website at www.ictvbrands.com.

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The following documents are incorporated by reference into this prospectus:

-

The description of our common stock as found on page 10 of a Form S-1 Registration Statement filed by us on October 18, 2013

-

Our Annual Report on Form 10-K for the year ended December 31, 2014 filed March 19, 2015

-

Our Current Report on form 8-K filed March 19, 2015

-

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed May 7, 2015

-

Our Current Report on form 8-K filed May 7, 2015

-

Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed August 6, 2015

-

Our Current Report on form 8-K filed August 6, 2015

-

Our Current Report on form 8-K filed November 3, 2015

-

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed November 9, 2015

-

Our Current Report on form 8-K filed November 9, 2015

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  Copies will be provided upon written or oral request, and at no cost to the requester, by writing to ICTV Brands Inc. at 489 Devon Park Drive, Suite 315, Wayne, PA 19087, Attention: Corporate Secretary. Telephone requests may be directed to the office of the Corporate Secretary of the Company at 484-598-2300.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Levinson, Gritter & DiGiore, LLP, 120 E. Palmetto Park Road, Suite 425, Boca Raton, FL 33432.

EXPERTS

The consolidated balance sheets of ICTV Brands, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by ICTV Brands, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Until *, 2016 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

Presented below are expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary.  All expenses will be borne by the Company.

Securities and Exchange Commission registration fee	$100
Accounting fees and expenses	$7,500
Legal fees and expenses	$8,000
Miscellaneous	$1,000

TOTAL	$16,600

ITEM 14. Indemnification of Directors and Officers

In accordance with Nevada law, our articles of incorporation provide that the Company may indemnify a person who is a party or threatened to be made a party  to  an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the Company, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful.  Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

Our bylaws provide that the Company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the Company, absent a finding of negligence or misconduct in office.  Our bylaws also permit the Company to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the Company has the power to indemnify such person against liability for any of those acts.

ITEM 15.  Recent Sales of Unregistered Securities

Presented below is information regarding the issuance and sales of our securities without registration during the past three years. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On January 2, 2013, the Company granted options to purchase a total of 125,000 shares of common stock to employees under the Company’s 2011 Stock Option Plan.  The options are exercisable at a price of $.228 per share, and vest over three years from the date of issuance, provided the employee remains employed by the Company. The issuance of the options was exempt from registration under Rule 504 and Section 4(2) of the Securities Act of 1933.

On January 8, 2013, the Company granted options to purchase 40,000 shares of common stock to a key consultant to the Company. The options are exercisable at any time within ten years from the date of grant at a price of $.50 per share.  The issuance of the options was exempt from registration under Rule 504 and Section 4(2) of the Securities Act of 1933.

On February 14, 2013, two of our key employees and one director exercised 933,331 options previously issued to them.  One of our key employees exercised 333,333 options previously issued to him at an exercise price of $0.0828 per share and 66,666 options previously issued to him at an exercise price of $0.165 per share.  The second key employee exercised 200,000 options previously issued to him at an exercise price of $0.0828 per share, and 166,666 options previously issued to him at an exercise price of $0.15 per share.  The director exercised 133,333 options previously issued to him at an exercise price of $0.0828 per share, and 33,333 options previously issued to him at an exercise price of $0.15 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On March 11, 2013, the Company issued an option to purchase 50,000 shares to a board member, at a price of $.25 per share, for services rendered to the Company.  The option vested immediately and will expire if not exercised within 10 years. The issuance of the options was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On April 23, 2013, the Company granted options to purchase a total of 720,000 shares of common stock to employees under the Company’s 2011 Stock Option Plan.  620,000 of the options are exercisable at a price of $.228 per share, and 100,000 of the options are exercisable at a price of $.251 per share.  The options vest over three years from the date of issuance, provided the employee remains employed by the Company. The issuance of the options was exempt from registration under Rule 504 and Section 4(2) of the Securities Act of 1933.

On April 23, 2013, the Company granted options to purchase 50,000 shares of common stock to a key consultant to the Company. The options are exercisable at any time within ten years from the date of grant at a price of $.25 per share.  The issuance of the options was exempt from registration under Rule 504 and Section 4(2) of the Securities Act of 1933.

On April 23, 2013, the Company granted options to purchase a total of 100,000 shares of common stock to our two non-employee directors.    The options are exercisable at any time within ten years from the date of grant at a price of $.228 per share.  The issuance of the options was exempt from registration under Rule 504 and Section 4(2) of the Securities Act.

On July 11, 2013, the Company issued to one of its key employees options to purchase a total of 100,000 shares under the Company’s 2011 Incentive Stock Option Plan.  The option exercise price is $.555 per share.  The options vest over three years, provided the employee remains employed by the Company or a subsidiary of the Company at the time of vesting. The issuance of the options was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On July 11, 2013, the Company issued to a consultant an option to purchase 100,000 shares, at a price of $.50 per share, for services rendered to be rendered to the Company.  The option vest over three years provided the consultant continues to serve the Company as a consultant to the Company or subsidiary of the Company at the time of vesting. The issuance of the options was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On September 1, 2013, the Company entered into a one year consulting agreement with an independent consultant.  As part of the consultant’s compensation, we issued to the consultant 150,000 shares of common stock.  Pursuant to the agreement, the shares vest over 180 days.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On December 3, 2013, the Company issued a total of 350,000 incentive stock options under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $.295 per share.  The options vest one third each year over the next three years, provided the recipient is still employed by the Company.  The options may be exercised, once vested, at any time prior to 10 years from the date of grant.  The recipients of the options are key employees of the Company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 3, 2013, the Company issued a total of 25,000 incentive stock options to one of its independent directors at a fair market value exercise price of $0.295 per share.  The options vest one third each year over the next three years, provided the recipient is still a director of the Company.  The options may be exercised, once vested, at any time prior to 10 years from the date of grant.  The issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 30, 2013, two shareholders exercised a total of 45,563 warrants previously issued to them in connection with a private offering, at an exercise price of $.40 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 3, 2014, a shareholder exercised 35,000 warrants previously issued in connection with a private offering, at an exercise price of $.25 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 9, 2014, a shareholder exercised 100,000 warrants previously issued in connection with a private offering, at an exercise price of $.25 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 15, 2014, one of our key employees exercised 8,333 options previously issued to him, at an exercise price of $.228 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 24, 2014, a shareholder exercised 333,333 warrants previously issued in connection with a private offering, at an exercise price of $.25 per share, and 133,333 options previously issued to him at an exercise price of $.15 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 27, 2014, the Company issued a total of 100,000 incentive stock options to one of its independent directors at a fair market value exercise price of $0.70 per share.  The options vest one third each year over the next three years, provided the recipient is still a director of the Company.  The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On January 29, 2014, one of our key employees exercised 166,667 options previously issued to him, at an exercise price of $.0828 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On February 5, 2014, The Better Blocks Trust sold $50,000 of its note to the Company to an accredited investor, who then converted the $50,000 note into 100,000 shares of the Company’s stock at the contractual conversion price of $.50 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On February 18, 2014, a shareholder exercised 125,000 warrants previously issued, at an exercise price of $.10 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On February 21 2014, two of our key employees exercised 100,000 options at an exercise price of $.0828 per share, and 10,000 options at an exercise price of $.23 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On March 18, 2014, The Better Blocks Trust sold $75,000 of its note to the Company to an accredited investor, who then converted the $75,000 note into 150,000 shares of the Company’s stock at the contractual conversion price of $.50 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On March 21, 2014, the Company issued 100,000 incentive stock options under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $.65 per share.  The options vest one third each year over the next three years, provided the recipient is still employed by the Company.  The options may be exercised, once vested, at any time prior to 10 years from the date of grant.  The recipient of the option is a key employee of the Company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On April 21, 2014, the Company issued an option to purchase 100,000 shares, at a price of $.70 per share, for consulting services rendered to the Company.  The options vested immediately and are exercisable at any time prior to ten years from the date of grant. The issuance of the option was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On April 21, 2014, the Company issued an option to purchase 160,000 shares, at a price of $.36 per share, for consulting services rendered to the Company.  The options vested immediately and are exercisable at any time prior to five years from the date of grant. The issuance of the option was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On May 27, 2014, the Company issued an option to purchase 50,000 shares, at a price of $0.50 per share, as payment for the release of a non-compete agreement in connection with the Company’s hiring of a new employee.  The options vested immediately and are exercisable at any time prior to ten years from the date of grant.  The issuance of the option was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On June 4, 2014, the Company issued options to purchase 50,000 shares at a price of $0.65 per share, 50,000 shares at a price of $0.75, 50,000 shares at a price of $0.85 and 50,000 shares at a price of $0.95 per share, in connection with an agreement with a service provider to provide investor relation services. The options vest in 50,000 increments every three months from the execution of the agreement and are exercisable at any time prior to three years from the date of grant. The issuance of the option was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On June 26, 2014, the Company issued 450,000 incentive stock options to two employees under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $.6091 per share.  The options vest over three years, provided the recipient is still employed by the Company at the time of vesting.  The options may be exercised, once vested, at any time prior to 10 years from the date of grant.  The recipients of the options are key employees of the Company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On July 28, 2014, the Company issued 50,000 incentive stock options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $.69 per share. The options vest over three years, provided the recipient is still employed by the Company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipient of the options is a key employee of the Company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On August 25, 2014, a shareholder exercised 60,000 warrants previously issued in connection with a private offering, at an exercise price of $0.25 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On September 22, 2014, one of our key employees exercised 56,666 options previously issued to her, at an exercise price of $.23 per share, and 33,333 options previously issued to her, at an exercise price of $.53125 per share.  The exercises were cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 46,083 shares. The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On October 2, 2014, The Better Blocks Trust sold $75,000 of its note to the Company to an accredited investor, who then converted the $75,000 note into 150,000 shares of the Company’s stock at the contractual conversion price of $0.50 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On December 5, 2014, the Company issued 25,000 incentive stock options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.72 per share. The options vest over three years, provided the recipient is still employed by the Company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipient of the options is a key employee of the Company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 5, 2014, the Company issued options to purchase 50,000 shares at a price of $0.62 per share in connection with an agreement with a production company to produce a new short-form infomercial for DermaWandTM.  The options vested immediately from the execution of the agreement and are exercisable at any time prior to five years from the date of grant. The issuance of the option was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On December 8, 2014, the Company issued 200,000 incentive stock options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.72 per share. The options vest over three years, provided the recipient is still employed by the Company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipient of the options is a key employee of the Company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 15, 2014, the Company issued a total of 820,000 incentive stock options under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.72 per share.  On March 24, 2015, the Board of Directors adopted a resolution modifying the fair market value exercise price to $0.4935.  The options vest one third each year over the next three years, provided the recipient is still employed by the Company.  The options may be exercised, once vested, at any time prior to 10 years from the date of grant.  The recipients of the options are key employees of the Company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 15, 2014, the Company issued a total of 75,000 incentive stock options to three of its independent directors at a fair market value exercise price of $0.72 per share.  On March 24, 2015, the Board of Directors adopted a resolution modifying the fair market value exercise price to $0.4935.  The options vest one third each year over the next three years, provided the recipient is still a director of the Company.  The options may be exercised, once vested, at any time prior to 10 years from the date of grant.  The issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 19, 2014, The Better Blocks Trust sold $75,000 of its note to the Company to two accredited investors, who then converted the $75,000 note into 150,000 shares of the Company’s stock at the contractual conversion price of $0.50 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On December 29, 2014, the Company issued 25,000 incentive stock options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.71 per share. On March 24, 2015, the Board of Directors adopted a resolution modifying the fair market value exercise price to $0.4935.  The options vest over three years, provided the recipient is still employed by the Company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipient of the options is a key employee of the Company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On January 15, 2015, three of our key employees exercised 275,000 options previously issued to them.  One of our key employees exercised 125,000 options previously issued to him at an exercise price of $0.15 per share.  The second key employee exercised 66,667 options previously issued to him at an exercise price of $0.15 per share, and 33,333 options previously issued to him at an exercise price of $0.251 per share.  The third key employee exercised 16,667 options previously issued to him at an exercise price of $0.555 per share, and 33,333 options previously issued to him at an exercise price of $0.295 per share.  The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 23, 2015, a shareholder exercised 80,000 warrants previously issued in connection with a private offering, at an exercise price of $0.25 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On March 3, 2015, a shareholder exercised 80,000 warrants previously issued in connection with a private offering, at an exercise price of $0.25 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On March 11, 2015, a shareholder exercised 140,000 warrants previously issued in connection with a private offering, at an exercise price of $0.25 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On April 24, 2015, a former consultant exercised 40,000 options previously issued to him at an exercise price of $0.15 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On May 19, 2015, one of our key employees exercised 30,000 options previously issued to him, at an exercise price of $.228 per share, and 30,000 options previously issued to him, at an exercise price of $.295 per share.  The exercises were cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 34,279 shares. The Shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On June 1, 2015, a former consultant exercised 350,000 options previously issued to him at an exercise price of $0.08 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On June 3, 2015, a consultant exercised 125,000 warrants previously issued to him at an exercise price of $0.30 per share.  The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On October 30, 2015, a total of 3,333,334 shares were issued in a private offering for total proceeds of $1,000,000.  No underwriting discounts or commissions were paid.  The shares were issued as restricted stock and, as part of the offering, we agreed to register the shares for resale.  The proceeds will be used to fund opportunities we have for the promotion and sale of our DermaWandTM, CoralActives®, Derma Brilliance®, and Jidue® line of products.  The purchasers are accredited investors, as that term is defined in Regulation D, and the issuance of the shares was exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 5.06(b) of Regulation D.

ITEM 16. Exhibits

Exhibit No.	Description

2	Share and Option Purchase Agreement (Incorporated by reference from the Company’s Form SB-2 Registration Statement filed October 3, 2001)

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference from the Company’s Form SB-2 Registration Statement filed October 3, 2001)

3.2	Certificate of Amendment to Articles of Incorporation (filed herewith)

3.3	Amended and Restated Bylaws (Incorporated by reference from the Company’s Form SB-2 Registration Statement filed October 3, 2001)

3.4	First Amendment to Amended and Restated Bylaws (Incorporated by reference from the Company’s Form SB-2 Registration Statement filed October 3, 2001)

5	Opinion of Levinson, Gritter & DiGiore LLP (filed herewith)

10.1	Assignment of Trademark by Dimensional Marketing Concepts, Inc. (Incorporated by reference from Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on December 24, 2001)

10.2	2001 Stock Option Plan (Incorporated by reference from the Company’s Form SB-2 Registration Statement filed October 3, 2001)

10.3	2011 Stock Option Plan (Incorporated by reference from the Company’s Form S-1 Registration Statement filed October 18, 2013)

21.1	Subsidiaries of the Company (Incorporated by reference from the Company’s Form SB-2 Registration Statement filed October 3, 2001)

23.1	Consent of Levinson, Gritter & DiGiore LLP (included in Exhibit 5)

23.2	Consent of EisnerAmper LLP (filed herewith)

ITEM 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining any liability under the Securities Act of 1933, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in this registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of Pennsylvania, on December 17, 2015.

ICTV BRANDS INC.

By:  /s/ Kelvin Claney

Date:  December 17, 2015

    Kelvin Claney, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 /s/ Kelvin Claney

Date: December 17, 2015

Kelvin Claney,

Director and Chief Executive Officer

 /s/ Richard Ransom

Date: December 17, 2015

Richard Ransom, President

 /s/ Ryan LeBon

Date: December 17, 2015

Ryan LeBon, Chief Financial Officer

 /s/ Stephen Jarvis

Date: December 17, 2015

Stephen Jarvis, Director

 /s/ William Kinnear

Date: December 17, 2015

William Kinnear, Director

 /s/ Donald J McDonald

Date: December 17, 2015

Donald J. McDonald, Director